Exhibit 1.1

Federal Trust Corporation

1,200,000 Shares Common Stock

Sales Agent Agreement

June     , 2004

Kendrick Pierce Securities, Inc.

324 South Hyde Park Avenue, Suite 202

Tampa, Florida 33606

Gentlemen:

Federal Trust Corporation, a Florida corporation and savings and loan holding company (the “Company”), has prepared and filed with the United States Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-2 (Registration No. 33-            ) (together with all schedules, exhibits and amendments thereto which are filed with the Commission, the “Registration Statement”), so as to be able, on or after the date upon which the Registration Statement is declared effective by the Commission (the “Effective Date”), to commence an offering for sale and issuance, in accordance with the terms and subject to the conditions set forth in the prospectus that will comprise Part I to the Registration Statement (the “Prospectus”), of up to 1,200,000 shares (the “Shares”) of the Company’s single class of authorized capital stock, par value $.01 per share (the “Capital Stock”), at a price of $12.00 per Share (the “Subscription Price”). The minimum subscription offer generally acceptable to the Company will be 1,000 Shares (involving a subscription price of $12,000)a, and no investor will generally be authorized to acquire Shares that will result in an ownership which closely approaches ten percent of the Company’s outstanding Common Stock. The Share offering is expected to be conducted during the period ending September 30, 2004, subject to the Company’s right to extend such period, without notice, for up to an additional 60 days. The Company’s efforts in this regard will hereinafter sometimes be referred to as the “Offering”.

The Company has been advised by you, in your capacity as a registered and licensed securities broker/dealer firm and member in good standing of the National Association of Securities Dealers (the “Agent” or “you”), that you will use your best efforts to assist the Company in successfully completing the Offering on the terms and subject to the conditions set forth in this Agreement. The Offering of the Shares will commence as soon as practicable following the Effective Date.

[a]	Notwithstanding such arrangement, the Company expects to offer its employees and those of Federal Trust Bank, the Company’s wholly owned federal stock savings bank subsidiary (the “Bank”), the right to subscribe to a minimum of 100 Shares.

Section 1. Engagement of Agent; Sale and Delivery of Shares. On the basis of the representations, warranties, covenants and agreements herein contained, the Company engages you to use your best efforts in assisting the Company with the offer and sale of the Shares in the Offering, and, by your execution of a counterpart copy of this Agreement, you accept such engagement. The Company reserves the right to offer and sell Shares without the assistance of the Agent to the directors and officers of the Company and the Bank (individually an “Affiliate Purchaser”). The Company agrees to cause to be issued at each Closing certificates evidencing registered ownership of such Shares for which proper and timely subscription offers have been made by subscribers and accepted by the Company against release to the Company of the funds representing the aggregate Subscription Price of the Shares so evidenced (the “Subscription Proceeds” or “Proceeds”), and to cause delivery of such certificates to be made in accordance with the instructions contained in the applicable investor subscription agreements.

Section 2. Conduct of Offering; Closings. The Offering is to be conducted on an “open-ended” basis under which no particular minimum number of Shares will need to be subscribed for prior to the Company having the legal ability to accept the related Subscription Proceeds and to add the same to its working capital for use in furtherance of its business plan. For administrative coordination, however, whatever Subscription Proceeds are received from subscribers whose subscription offers are accepted by the Company, or by the Agent on its behalf, will be delivered to and held by the Bank, in its capacity as an escrow agent, until the occurrence of one or more separate Closings at which such Proceeds will be physically released to the Company. Each closing of the sale of Shares shall occur on a date (the “Closing Date”) and at a time and location to be selected by and within the discretion of the Company, and the initial Closing Date is currently expected to occur on or before September 30, 2004. Each closing shall hereinafter be referred to as a “Closing”.

Section 3. Escrow Arrangement. The Company and the Agent are parties to an Escrow Agreement, of even date herewith, which has been entered into with the Bank, as escrow agent (the “Escrow Agent”), a copy of which is attached hereto as Exhibit A. Each of the Agent and the Company will deliver all funds received by each from subscribers to the Escrow Agent, not later than noon on the next business day following actual receipt, for deposit thereby into an interest-bearing escrow account (the “Escrow Account”) and for retention therein until a Closing has occurred with respect to the sale of the Shares to which such Subscription Proceeds relate. The delivery of such funds shall be accompanied by the delivery of a copy of each applicable subscription agreement, properly completed and executed. Subscription Proceeds received from subscribers shall be made payable to “Federal Trust Bank, as Escrow Agent for Federal Trust Corporation”, or in such other similar form as will evidence their use for the benefit of the Company. Each of the Agent and the Company will promptly deliver to the other a photocopy of each subscription agreement received, accepted and furnished to the Escrow Agent. Promptly after receipt by the Escrow Agent of a subscription agreement and the related Subscription Proceeds, the Escrow Agent will, pursuant to the terms of the Escrow Agreement, furnish the applicable subscriber with a receipt for the Subscription Proceeds deposited into the Escrow Account. If the Offering shall terminate for any reason without the release of any

Subscription Proceeds to the Company, all escrowed Subscription Proceeds will be promptly returned to the applicable subscribers, with interest thereon but without deduction for any expenses, as provided the Escrow Agreement. The Company, and the Agent on behalf of the Company, shall have the right to refuse or reject subscription agreements submitted on behalf of any subscriber, in whole or in part, for any reason, in which event all Subscription Proceeds received shall be promptly returned to the applicable subscriber, without interest.

Section 4. Sales Fees. In addition to receiving the accountable expense payments specified in Section 8. hereof, the Agent shall receive a sales fee (the “Sales Fee”) equal to Three and One-Half Percent (3.50%) of the Subscription Price of all Shares sold other than to Affiliate Purchasers (as to which sales no Sales Fee will be generated or due. It shall be the Agent’s responsibility to compensate out of the Sales Fee that it receives from the Company any securities broker comprising a member of the Agent’s selected brokers’ selling group. All Sales Fees applicable to particular Subscription Proceeds shall be payable concurrently with the conduct of the Closing at which such Proceeds are received by the Company. If the Agent terminates this Agreement because of its determination that there has occurred, since December 31, 2003, a material adverse change in the financial condition or operations of the Company, the Agent shall not be entitled to the Sales Fees set forth above.

Section 5. Company Representations and Warranties.

The Company represents and warrants to the Agent that:

a. The Company meets the requirements for use of Form S-2 under the Securities Act of 1933, as amended (the “1933 Act”). The Registration Statement, including any Preliminary Prospectus (as defined below), in a form filed with the Commission on or prior to the date of this Agreement, has been prepared by the Company pursuant to and in conformity with the requirements of the 1933 Act and the Commission’s rules and regulations promulgated thereunder (the “1933 Act Regulations”). Copies of each such form of the Registration Statement, each related Preliminary Prospectus (meeting the requirements of Rules 430 or 430A of the 1933 Act Regulations) contained therein, and the exhibits, financial statements and schedules thereto have heretofore been delivered by the Company to the Agent. If not heretofore effected and if required under the 1933 Act Regulations, a final Prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the 1933 Act Regulations will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the 1933 Act Regulations. As used herein, (i) “Registration Statement” is intended to encompass any post-effective amendment thereto that becomes effective prior to the termination of the Offering, and, if applicable, the information deemed to be included by Rule 430A of the 1933 Act Regulations; (ii) “Prospectus” is intended to encompass the Prospectus as first filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations or, if no such filing is required, the form of final Prospectus included in the Registration Statement at the Effective Date, except that if the Prospectus provided to the Agent by the Company for use in connection with the Offering differs from the Prospectus on file with the Commission at the time the Registration Statement becomes effective (whether or not the Company is required to file such revised Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations), the term shall refer to such revised Prospectus from and after the time it is first provided to the Agent for such use; and (iii) “Preliminary Prospectus” is intended to encompass each preliminary prospectus as contemplated by Rules 430 or 430A of the 1933 Act Regulations included at any time in the Registration Statement. All references in this Agreement to financial statements and schedules and other information contained, included, stated or described in the Registration Statement, Preliminary Prospectus or Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated by reference in, or deemed to be a part of, the Registration Statement, Preliminary Prospectus or Prospectus, as the case may be.

b. Neither the Commission nor any other federal or state regulatory agency has issued, and is not, to the Knowledge (as defined below) of the Company, threatening to issue an order preventing or suspending the use of any Preliminary Prospectus or the Prospectus in connection with the conduct of the Offering, nor has instituted or is threatening to institute any proceedings for that purpose. Each Preliminary Prospectus at its date of issue, the Registration Statement, the Prospectus and any amendments or supplements thereto contain or will contain, as the case may be, all statements that are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the 1933 Act and the 1933 Act Regulations. Neither the Registration Statement nor any amendment thereto, as of the Effective Date or applicable date of effectiveness, contains nor will contain, as applicable, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and neither the Prospectus nor any supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by and on behalf of the Agent expressly for use in the Prospectus. For purposes of this Agreement, (i) an individual will be deemed to have “Knowledge” of a particular fact or matter if actually aware of the same or if a prudent individual could be expected to discover or otherwise become aware of such fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representations or warranties contained in this Agreement, and (ii) a person other than an individual will be deemed to have “Knowledge” of a particular fact or matter if any individual who is serving as an officer or director of such person has or at any time had Knowledge of the same (in the manner as described in (i) above).

c. Hacker, Johnson & Smith, P.A., who are reporting upon the audited financial statements included in the Registration Statement, are independent with respect to the Company as determined by reference to applicable federal and state law and regulation.

d. This Agreement and the Escrow Agreement have been authorized, executed and delivered by the Company and, when executed by the Agent, will constitute the valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, except in all cases to the extent that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting the enforcement of creditors’ rights and remedies generally; (ii) the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which the proceedings may be brought; and (iii) the enforceability of the provisions hereof relating to indemnification and contribution may be limited by applicable federal or state laws or the public policy underlying the same.

e. The consolidated financial statements, audited and unaudited (including the notes thereto), included in the Registration Statement present fairly the financial position of the Company and its subsidiaries (individually a “Subsidiary” and collectively the “Subsidiaries”) as of the dates indicated and the results of operations and cash flows of the Company and its Subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods reflected except as may be otherwise stated therein. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The selected financial, pro forma and statistical data included in the Registration Statement are accurate in all material respects and present fairly the information reflected therein and have been prepared on a basis consistent with that of the audited and unaudited financial statements included or incorporated by reference in the Registration Statement.

f. The Company is a Florida corporation organized and existing, with active status, under Florida law, with the requisite corporate power and authority under such law to own, lease and operate its properties and conduct its business as described in the Prospectus. Each subsidiary of the Company is an entity organized, validly existing and with active status under the laws of its respective jurisdiction of organization with the requisite power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus. The Company and each of its subsidiaries are registered or qualified to transact business as foreign corporations and have active status in each other jurisdiction in which they own or lease property of a nature, or transact business of a type, that would make such qualification necessary, except those jurisdictions where non-qualification would not have a material adverse effect on the condition (financial or otherwise), results of operations, business, operations, assets or properties of the Company or any of its Subsidiaries (a “Material Adverse Effect”).

g. The Company is registered with the Office of Thrift Supervision as a savings and loan holding company; the deposit accounts of the Bank are insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation (the “FDIC”), up to the maximum allowable limits thereof; and the Company has all necessary authority, authorization, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof, and to issue and sell the Shares.

h. The authorized capital stock of the Company consists solely of 15,000,000 shares of common stock, par value $.01 per share (the “Common Stock”), of which 6,661,813 shares are issued and outstanding. Except as set forth in the Prospectus, there are no outstanding warrants, options, conversion privileges, preemptive rights, or other rights or agreements to purchase or otherwise acquire or issue any shares of Common Stock or other securities convertible into, or exercisable or exchangeable for, shares of Common Stock.

i. All shares of Common Stock issued and outstanding have been properly authorized and issued and are fully paid and non-assessable and were not issued in violation of any preemptive or other right to purchase such shares, and the Common Stock conforms in all material respects to the statements relating thereto in the Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company). The Shares have been authorized for issuance and sale pursuant to the Prospectus and this Agreement and, when issued and delivered by the Company against payment therefore in accordance with the terms of this Agreement and as described in the Prospectus, will be validly issued, shall be valid and binding obligations of the Company, and shall not have been issued in violation of any preemptive or other right to purchase Shares or Common Stock. No further approval or authorization of any shareholder, the Company’s Board of Directors, or any other party is required for the issuance and sale of the Shares.

j. The Shares conform to the statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

k. The issuance and sale of the Shares by the Company, the compliance by the Company with all of the provisions of this Agreement and the Escrow Agreement, and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, loan agreement, mortgage, deed of trust or other agreement or instrument to which the Company is a party, by which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, which conflict, breach, default or violation would reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate; and no consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any such court or other governmental agency or body is required to be obtained by the Company for the issuance and sale of the Shares, or the consummation by the Company of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, licenses, certificates, permits, registrations or qualifications as have already been obtained, or as may be required under applicable federal or state securities laws.

l. The Company is not required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

m. Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, there has not been (i) any material adverse change in the business, properties, assets, rights, operations, results of operations, or condition (financial or otherwise) of the Company or any of its Subsidiaries; (ii) any transaction that is material to the Company or any of its Subsidiaries, except transactions in the ordinary course of business; (iii) any obligation that is material to the Company or any of its Subsidiaries, direct or contingent, except obligations incurred in the ordinary course of business; (iv) any change that is material with respect to the capital stock or outstanding indebtedness of the Company or any of its Subsidiaries; or (v) any dividend or distribution of any kind declared, paid or made with respect to the capital stock of the Company or any of its Subsidiaries.

n. Neither the Company nor any Subsidiary is in violation of any provision of its articles of incorporation or bylaws nor in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject.

o. Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary that is required to be disclosed in the Prospectus, that could reasonably be expected to have a Material Adverse Effect, or that could reasonably be likely to have a material adverse effect upon the consummation of the transactions contemplated in this Agreement. No pending legal or governmental proceedings to which the Company or any Subsidiary is a party that are not described in the Prospectus, including ordinary routine litigation incidental to its businesses, if decided adversely, is reasonably likely to have a Material Adverse Effect.

p. There are no material contracts or documents of a character required to be described in the Prospectus or filed as an exhibit to the Registration Statement that are not so described or filed.

q. The Company and each Subsidiary has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (i) is described in the Prospectus or (ii) is neither material in amount nor materially significant in relation to the business of the Company or a Subsidiary; all of the leases and subleases material to the business of the Company or any Subsidiary and under which it holds properties described in the Prospectus are in full force and effect, and the Company has no notice of any material claim that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases referenced above, or affecting or questioning the right of the Company or any Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease; the respective agreements to which the Company or any Subsidiary is a party as described in the Prospectus are valid and enforceable in accordance with their terms, except in all cases to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting the enforcement of creditors’ rights and remedies generally and the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which the proceedings may be brought; and, to the Company’s Knowledge, the other contracting party or parties thereto are not in breach or default under any of such agreements.

r. The Company and each Subsidiary owns, possesses or has obtained all governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as applicable, and to operate its properties and to carry on its business in the manner described in the Prospectus, except where the failure to obtain such governmental licenses, permits, certificates, consents, order, approvals or other authorizations would not reasonably be expected to have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations, and all such licenses, permits, certificates, consents, orders, approvals and authorizations are in full force and effect.

s. The Company and each Subsidiary has filed all necessary federal, state and local income, franchise and other tax returns and has paid all taxes as due, and there is no tax deficiency that has been or is reasonably likely to be asserted against it; and all tax liabilities are adequately provided for on the books of the Company and its Subsidiaries.

t. The Company and each Subsidiary maintains insurance of the types and in the amounts reasonably necessary to operate its business including, but not limited to, insurance covering real and personal property owned or leased by it against theft, damage, destruction, acts of vandalism, liability and malpractice and all other risks customarily insured against, and such fidelity bonds as may be required under applicable law, and all of which insurance is in full force and effect.

u. No labor problem exists with the employees of the Company or any Subsidiary nor, to the Knowledge of the Company, is imminent; and to the Knowledge of the Company there is no existing or imminent labor disturbance by the employees of the Company’s principal suppliers, contractors or customers that could reasonably be expected to have a Material Adverse Effect.

v. Except as disclosed in the Prospectus, the Company and each Subsidiary owns or possesses or has the right to use all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets or other unpatented and/or unpatentable proprietary or confidential information systems or procedures), trademarks, service marks and trade names (collectively “patent and proprietary rights”) currently employed by it in connection with the business now operated by it, except where the failure to so own, possess or acquire the right to use such patent and proprietary rights is not reasonably likely to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice nor is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights.

w. Neither the Company nor any Subsidiary has been (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable federal, state, municipal, or local statutes, law, ordinance, rule, regulation and/or order issued pursuant to foreign, federal, state, municipal, or local statute, law, ordinance, rule or regulation (including those relating to any aspect of Companying, financial institution holding companies, environmental protection, occupational safety and health, and equal employment practices) heretofore or currently in effect, except those, if any, described in the Prospectus, or such violations that have been fully cured or satisfied without recourse, or where such violation is not reasonably likely to have a Material Adverse Effect .

x. Neither the Company nor any Subsidiary has any agreement or understanding with any entity concerning the future acquisition (i) by it or any affiliated entity of a controlling interest in any entity that is required by applicable law or regulation to be disclosed and that is not disclosed in the Prospectus; or (ii) of a controlling interest in it by any entity that is similarly required to be but not disclosed in the Prospectus.

y. The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and with applicable law and regulations, and to maintain accountability for assets; (iii) access to material assets is permitted only in accordance with management’s general or specific authorizations; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

z. All offers and sales of Company securities prior to the date hereof were made pursuant to applicable federal and state securities laws or regulations. The Company knows of no outstanding claims for finder’s, origination, underwriting or placement agent fees with respect to prior offers or sales of the securities of the Company or, other than as stated in this Agreement, with respect to the Offering.

aa. Neither the Company, any Subsidiary nor any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign, federal or state governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any applicable jurisdiction thereof.

bb. The Company has obtained for the benefit of the Agent the agreement, enforceable by the Agent, of each of the officers and directors of the Company that for a period of 180 days after the date of the initial Closing, such person will not, without the prior written consent of the Agent, directly or indirectly, offer for sale, sell, transfer or cause or in any way permit to be sold, transferred or otherwise disposed of, any (i) shares of Common Stock; (ii) rights to purchase shares of Common Stock (including without limitation, shares of Common Stock that may be deemed to be beneficially owned by any such shareholder in accordance with applicable state or federal securities law or regulation, and shares of Common Stock that may be issued upon the exercise of a stock option, warrant or other convertible security); or (iii) securities that are convertible or exchangeable into shares of Common Stock.

cc. Any certificate signed by any authorized officer of the Company and delivered to the Agent or to counsel for the Agent pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.

Section 6. Agent Representations and Warranties. The Agent represents and warrants to the Company that:

a. The Agent is registered as a broker-dealer with the NASD.

b. The Agent is a Florida corporation with active status, and has all requisite corporate power and authority to provide the services to be furnished to the Company hereunder.

c. This Agreement and the Escrow Agreement have been authorized, executed and delivered by the Agent and, when executed by the Company, will constitute the valid and binding agreement of the Agent enforceable against the Agent in accordance with their respective terms, except in all cases to the extent that (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights and remedies generally or the rights of creditors or registered broker-dealers whose accounts may be protected by the Securities Investor Protection Corporation; (ii) the availability of the equitable remedy of specific performance and injunctive relief is subject to the discretion of the court before which the proceedings may be brought; and (iii) the enforceability of the provisions hereof relating to indemnification and contribution may be limited by applicable federal, state or other securities laws, or the public policy underlying such laws.

d. The Agent and, to the Agent’s Knowledge, its employees, agents and representatives who shall perform any of the services required hereunder to be performed by the Agent, shall be authorized and shall have all licenses, approvals and permits necessary to perform such services, and the Agent or any selling group member shall be a registered selling agent in the jurisdictions in which the Company is relying on such registration for the offer and sale of the Shares.

e. The execution and delivery of this Agreement by the Agent, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the articles of incorporation or bylaws of the Agent or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any agreement, indenture or other instrument by which the Agent is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order, which breach, default or violation could have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Agent or its ability to perform its obligations under this Agreement.

f. Any Subscription Proceeds received by the Agent to purchase Shares will be handled in accordance with the requirements of Rule 15c2-4(a) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), as the same applies to securities offerings of an “open-ended” (as opposed to an “all or nothing” or “minimum-maximum”) character, by the prompt transmission of such Proceeds to the Company’s Escrow Agent.

g. No action or proceeding against the Agent before the Commission, the NASD, any state securities commission, or any state or federal court is pending or, to the Agent’s Knowledge, threatened concerning the Agent’s activities as a registered and licensed broker-dealer which could have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Agent or its ability to perform its obligations under this Agreement.

h. The information set forth in the Prospectus section entitled, “The Offering - Plan of Distribution”, includes the only written information furnished to the Company by and on behalf of the Agent expressly for use in connection with the preparation of the Prospectus, and it is correct and complete in all material respects and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 7. Certain Covenants. The Agent covenants with the Company that the Agent shall remain a registered securities broker/dealer in all such jurisdictions in which the Company is relying on such registration for the sale of the Shares until the Offering is completed or terminated. The Company covenants with the Agent as follows:

a. The Company will not at any time file or make any amendment to the Registration Statement of which the Agent shall not have previously been advised and have previously been furnished a copy, or to which the Agent or counsel for the Agent shall reasonably object.

b. The Company will, promptly after it shall receive notice thereof, advise the Agent of any communication initiated by the Commission or any other federal or state regulatory agency relating to the Registration Statement or to the Company’s or the Agent’s efforts to offer and sell the Shares, and will provide a copy of each such communication furnished in written form.

c. The Company will promptly and timely cause to be delivered to the Agent, without charge, such number of copies of each form of Preliminary Prospectus or Prospectus as the Agent may reasonably request, together with, at or before the Effective Date, two signed copies of the Registration Statement, including all schedules and exhibits filed therewith or incorporated by reference therein. The Company consents to the use of each such Preliminary Prospectus or Prospectus by the Agent and by all dealers in connection with the offering or sale of the Shares and for any period of time thereafter as the Prospectus is required by law to be delivered in connection therewith.

d. The Company will use its best efforts to comply with all applicable federal and state securities laws so as to enable the offer and sale of the Shares, as contemplated in this Agreement and in the Prospectus, to be properly conducted. If, at any time during the conduct of the Offering, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel to the Agent or to the Company, to amend or supplement any form of Preliminary Prospectus or Prospectus in order that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it shall have been delivered to any subscriber, or to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the document comply with such requirements and will cause a copy thereof to be furnished to each subscriber.

e. The Company will use its commercially reasonable efforts to qualify the Shares for offer and sale, or to exempt the Shares from registration, under the applicable securities laws of such states and other jurisdictions as the Agent may reasonably designate, and to maintain such qualifications or exemptions in effect, as applicable, for such period as required by law or regulation; provided that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified or exempted as above provided.

f. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the caption “Use of Proceeds.”

g. For a period of three years after the initial Closing Date, the Company will furnish to the Agent copies of all annual reports, quarterly reports and current reports filed with the Commission or any other federal regulatory agency, and such other documents, reports, proxy statements and information as shall be furnished by the Company to its shareholders generally, as well as every material press release in respect to the Company or its affairs that is released or prepared by the Company, and any additional information of a public nature concerning the Company or its business that the Agent may reasonably request.

h. So long as any Shares remain outstanding, the Company will furnish to all holders of the Shares copies of its audited financial statements within 120 days following the end of each fiscal year of the Company.

i. The Company will file with the Commission, when due, all securities sales reports due and all other reports required by Section 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), until such time as the Company is permitted by the 1934 Act and the rules and regulations promulgated thereunder to deregister as a reporting company and the Company does so deregister.

j. During the conduct of the Offering, the Company will not issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Company, the financial condition, results of operations, business properties, assets or liabilities of the Company, or the offering of the Shares, without the prior written consent of the Agent, except as otherwise required by law.

k. The Company shall pay the legal fees of counsel to the Agent to prepare one or more state securities law surveys (each, a “Blue Sky Survey”) for use in connection with the offering of the Shares in each state which the Company has designated as a situs for such offering, as well as all necessary expenses as may be incurred by such counsel in effecting notification filings in such states.

l. The Company will, at its expense, upon the issuance of the Shares, prepare and distribute to each of the Agent and counsel to the Agent copies of the Share certificates as issued and of all correspondence or other documents related thereto.

m. Except as provided for by this Agreement, during a period of 180 days subsequent to the occurrence of the initial Closing Date, the Company will not, without the prior written consent of the Agent, directly or indirectly, offer to sell, sell or otherwise issue any Common Stock or Shares, or any other securities of the Company that are substantially similar to the Shares or that are convertible into Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock (other than the grant of options pursuant to option plans or agreements issued pursuant to a stock option plan approved by the Board of Directors of the Company).

l. If required by law or the rules of any electronic trading system or any securities exchange on which the Common Stock or the Shares may be listed, the Company will maintain a transfer agent and a registrar (which, if permitted by applicable laws and rules, may be the same entity as the transfer agent) for its Common Stock or Shares, as applicable.

Section 8. Payment of Expenses. The Company covenants and agrees with the Agent that the Company will pay or cause to be paid (directly or by reimbursement) all of the obligations of the Company under this Agreement, including (a) the preparation, printing and filing of each form of Registration Statement (including financial statements and exhibits and any or all documents related thereto), and the cost of furnishing copies thereof or of any form of Prospectus or Preliminary Prospectus to the Agent; (b) the preparation, printing and distribution of this Agreement, the Shares and Blue Sky Survey; (c) the issuance and delivery of the Shares, including any transfer taxes payable upon the sale of such securities; (d) fees and disbursements of counsel in connection with the Blue Sky Survey and its related filings; (e) the fees and disbursements of the Company’s counsel and accountants; (f) Commission and NASD filing fees; (g) any qualification of the Shares under applicable securities laws; (h) itemized and out-of-pocket expenses incurred by the Agent (which such expenses, including the expenses under clauses b. and d. above and legal fees for counsel retained by the Agent, shall not exceed $40,000 in the aggregate); (i) the fees and expenses of the Escrow Agent; and (j) all other costs incident to the performance of the Company’s obligations hereunder. Full payment of Agent’s expenses remaining unpaid shall be made in same-day funds at the initial Closing and each subsequent Closing or, if the Offering is terminated for any reason, within five business days of receipt by the Company of a written request from the Agent for reimbursement of expenses.

Section 9. Conditions of Agent’s Obligations. The obligations of the Agent pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of the officers of the Company delivered pursuant to the provisions hereof, as of the date hereof, the initial Closing Date and each subsequent Closing Date, to the performance by the Company of its obligations hereunder and to the following further conditions, except the extent waived in writing by the Agent:

a. The Registration Statement shall have been declared effective not later than 5:30 p.m., Tampa, Florida time, on the date of this Agreement or, with the Agent’s consent, at a later time and on a later date as the Agent may agree to in writing; at the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceeding for that purpose shall have been instituted or be pending or, to the Agent’s Knowledge or the Knowledge of the Company, contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Agent. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, a Prospectus containing the Rule 430A information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

b. On the date this Agreement is executed by the Company, the Agent shall have received from Hacker, Johnson & Smith, P.A., correspondence dated the date of this Agreement containing statements and information of the type ordinarily included in an accountant’s “comfort letter” to underwriters and sales agents delivered according to Statement of Financial Accounting Standards No. 72 (or any successor bulletin), with respect to the audited financial statements comprising a part of and other financial information contained in the Prospectus .

c. On the initial and each subsequent Closing Date, the Agent shall have received:

i. The favorable opinion of Igler & Dougherty, P.A., counsel to the Company, in form and substance reasonably satisfactory to counsel to the Agent, substantially in the form set forth in Exhibit B hereto.

ii. The favorable opinion of Bush Ross Gardner Warren & Rudy, P.A., counsel to the Agent, in form and substance satisfactory to the Agent.

iii. A letter from Hacker, Johnson & Smith P.A., addressed to the Agent, in the form reasonably approved by the Agent, containing statements and information of the type described in b. above, with respect to the audited financial statements and the other financial information in the Prospectus.

d. On the initial Closing Date and each subsequent Closing Date, (i) the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), earnings, business affairs or assets of the Company or any Subsidiary, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary that would be required to be set forth in the Prospectus other than as set forth therein, and no proceedings shall be pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding could reasonably be expected to have a Material Adverse Effect, other than set forth in the Prospectus, (iv) the Company shall have complied, in all material respects, with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the initial Closing Date and each subsequent Closing Date, as applicable, (v) the other representations and warranties of the Company set forth in Section 5. of this Agreement shall be accurate in all respects as though expressly made at and as of the initial Closing Date and each subsequent Closing Date, as applicable, and (vi) no regulatory or judicial proceeding which could reasonably result in a suspension or curtailment of the Offering shall be pending or, to the Knowledge of the Company, threatened. On the initial Closing Date and each subsequent Closing Date, the Agent shall have received a certificate of the Company’s President and of the Chief Financial Officer to such effect.

e. On the initial and each subsequent Closing Date, counsel to the Agent shall have been furnished with all such documents, certificates and opinions as it may request for the purpose of enabling it to pass upon the issuance and sale of the Shares as contemplated in this Agreement and the matters referred to in Section 7. of this Agreement, and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to a Closing Date in connection with the authorization, issuance and sale of the Shares as contemplated in this Agreement shall be satisfactory in form and substance to the Agent and its counsel.

f. The Company shall have paid, or made arrangements satisfactory to the Agent for the payment of, all such expenses as may be required by Section 8. hereof.

g. The Shares shall have been qualified for sale, or are subject to an available exemption from such qualification, under the securities laws of such jurisdictions as shall have been specified by the Agent, and the Offering contemplated by this Agreement shall have been cleared by the NASD.

h. If any of the conditions specified in this Section 9. shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by the Agent on notice to the Company at any time at or prior to a Closing Date, or, if the Agent so elects, the Agent may waive in writing any such condition that has not been fulfilled, or may extend the time of its fulfillment. If the Agent terminates this Agreement as provided herein, such termination shall be without liability of either party to the other, except as provided in Section 8. Notwithstanding any such termination, the provisions of Sections 8., 10., 11. and 15 of this Agreement shall remain in effect.

Section 10. Indemnification.

a. The Company agrees to indemnify and hold harmless each of the Agent, the officers, directors, employees, agents and counsel of the Agent, and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any loss, liability, claim, damage, and expense (which shall include, but not be limited to, amounts incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim or investigation whatsoever and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon or in connection with (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, contained in (A) the Registration Statement, or in any document incorporated by reference therein, or required to be delivered therewith, or (B) in any application or other document or communication (collectively referred to as an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify or exempt the Shares under the securities laws thereof or filed with the Commission or any electronic trading system or securities exchange, unless such statement or omission or alleged statement or omission was made in reliance upon and in conformity with written information concerning the Agent, or the compensation of the Agent, furnished to the Company by the Agent expressly for inclusion in the Prospectus, or in any application, as applicable, or (ii) any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement; provided that the indemnity in this subsection a. shall not apply to: (x) any settlement by the Agent or any person entitled to indemnification hereunder effected without the prior written consent of the Company (not to be unreasonably withheld); (y) the extent that any loss, claim, damage or liability is found in a final non-applicable judgment by a court of competent jurisdiction to have resulted directly from the Agent’s willful misconduct or gross negligence; and (z) any suit, action or proceeding initiated by the Company against the Agent to enforce the terms of this Agreement. For purposes of this section, the term “expense” shall include, but not be limited to, counsel fees and costs, court costs, out-of-pocket costs and compensation for the time spent by the Agent’s directors, officers, employees and counsel according to his or her normal hourly billing rates. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have to the Agent or the persons entitled to the benefit of these indemnification provisions.

b. The Agent agrees to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection a. above, as incurred, but only with respect to (i) untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in reliance upon and in conformity with written information about the Agent, or the compensation of the Agent, furnished to the Company by the Agent expressly for inclusion in the Prospectus or (ii) any breach of any representation, warranty, covenant or agreement of the Agent contained in this Agreement; provided that the indemnity in this subsection b. shall not apply to: (x) any settlement by the Company or any person entitled to indemnification hereunder effected without the prior written consent of the Agent (not to be unreasonably withheld); and (y) any suit, action or proceeding initiated by the Agent against the Company to enforce the terms of this Agreement. The Company acknowledges that statements included in the Prospectus section entitled, “The Offering - Plan of Distribution”, contain the only information furnished in writing by or on behalf of the Agent for inclusion in the Prospectus.

c. An indemnified party shall give prompt notice to the indemnifying party if any action, suit, proceeding or investigation is commenced in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve the indemnifying party from its obligations to indemnify hereunder, except to the extent that the indemnifying party has been prejudiced in any material respect by such failure. If it so elects within a reasonable time after receipt of such notice, an indemnifying party may assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and payment of all expenses of the indemnified party in connection with such action. Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel reasonably satisfactory to such indemnified party or such indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party, in any of which events such fees and expenses shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party. The indemnifying party shall be liable for any settlement of any claim against the indemnified party (or its directors, officers, employees, affiliates or controlling persons), made with the indemnifying party’s written consent, which consent shall not be unreasonably withheld. The indemnifying party shall not, without the written consent of the indemnified party, settle or compromise any claim against the indemnifying party based upon circumstances giving rise to an indemnification claim against the indemnifying party hereunder unless such settlement or compromise provides that the indemnified party and any other indemnified parties shall be unconditionally and irrevocably released from all liability in respect to such claim.

d. In order to provide for equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and the Agent, on the other, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage and expense in such proportion as is appropriate to reflect the relative benefits received by the Company and the Agent from the Offering, and also the relative fault of the Company and the Agent in connection with the statements, acts or omissions that resulted in such loss, liability claim, damage and expense, and any other relevant equitable considerations shall also be considered. The relative benefits received by the Company and the Agent shall be deemed to be in the same proportions as the total net proceeds from the Offering received by the Company bear to the total fees received by the Agent under this Agreement. The relative fault of the Company and the Agent shall be determined by reference to, among other issues, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agent and the parties’ relative intent, Knowledge, access to information and opportunity to correct or prevent such statement or omission.

e. The Company and the Agent agree that it would not be equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in this Section, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. No person found liable for fraudulent misrepresentation or omission shall be entitled to contribution from any person who is not found liable for such fraudulent misrepresentation or omission. Notwithstanding the foregoing, the Agent shall not be obligated to contribute any amount hereunder that exceeds the amount of the Sales Fee paid by the Company to the Agent in the aggregate with respect to the Shares.

f. The indemnity and contribution agreements contained herein are in addition to any liability that the Company may otherwise have to the Agent.

Section 11. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company or its officers, directors, employees and agents, and of the Agent or its officers, directors, employees and agents, set forth in or made pursuant to this Agreement, will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or the Company, respectively, and will survive delivery of and payment for the Shares.

Section 12. Termination of Agreement.

a. The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to the initial or any subsequent Closing Date if there has occurred (i) since the most recent date as of which information shall have been given for purposes of inclusion within the Prospectus, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) any outbreak or escalation of hostilities, terrorist activity or other national or international calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the Agent’s reasonable judgment, impracticable to market the Shares or enforce the subscriptions to purchase such securities, or (iii) a general suspension of trading on the New York Stock Exchange or in the over-the-counter market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, the NASD or any other governmental authority with appropriate jurisdiction over such matters, or (iv) a banking moratorium as ordered by either federal or Florida authorities, or (v) any material and substantial change in the state, regional or national market for securities in general or in political, financial or economic conditions as in the Agent’s reasonable judgment makes it inadvisable to proceed with the Offering, or the sale and delivery of the Shares on the terms contemplated by the Prospectus, or (vi) a reasonable determination, made in good faith by the Agent, that there has been inadequate or otherwise unsatisfactory disclosure of all relevant financial information relating to the Company made in the Prospectus and that the sale of the Shares is inadvisable given that condition, or (vii) a failure by the Company, on or prior to any Closing Date, to perform any agreement on its part to be performed, or a non-fulfillment by the Company of any other condition precedent to the Agent’s obligations hereunder.

b. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 8. hereof. Notwithstanding any such termination, the provisions of Sections 8., 10., 11. and 15. of this Agreement shall remain in effect.

Section 13. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been properly given if hand-delivered, mailed or transmitted by any standard form of telecommunication which provides evidence of completion. Notices shall be addressed as follows:

If to the Agent:

Kendrick Pierce Securities, Inc.

324 South Hyde Park Avenue, Suite 202

Tampa, Florida 33606

Attention: Russell L. Hunt

with a copy to:

Bush Ross Gardner Warren & Rudy, P.A.

220 South Franklin Street

Tampa, Florida 33602

Attention: Jeremy P. Ross, Esq.

If to the Company:

Federal Trust Corporation

312 West First Street, Suite 110

Sanford, Florida 32771

Attention: Gregory E. Smith, Executive Vice President and Chief Financial Officer

with a copy to:

Igler & Dougherty, P.A.

1501 Park Avenue East

Tallahassee, Florida 32301

Attention: Herbert D. Haughton, Esq.

Section 14. Parties. This Agreement is made solely for the benefit of the Agent and the Company and the directors, officers, employees, agent and counsel of each as specified in Section 10., and, to the extent expressed, any person controlling the Agent or the Company, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser of the Shares.

Section 15. Arbitration. Any controversy, dispute or claim arising out of, in connection with or otherwise relating to any provision of this Agreement, or to the breach, termination or validity hereof or any transaction contemplated hereby (any such controversy, dispute or claim being referred to as a “Dispute”), shall be finally settled by arbitration conducted expeditiously in accordance with the Commercial Arbitration Rules then in force (the “AAA Rules”) of the American Arbitration Association (the “AAA”), with application of the following additional procedural requirements. A single arbitrator (the “Arbitrator”) shall be appointed by the AAA to consider such Dispute promptly after the demand for arbitration is received by the AAA and the respondent in any such proceeding. The Arbitrator shall be a practicing attorney, licensed in the State of Florida, who is rated “AV” by Martindale-Hubbell Law Directory, who is independent of each party, has no less than 15 years’ experience in the practice of law, is knowledgeable with respect to and has practiced in the field of securities law, and who shall not have performed any legal services for any of the parties or person controlled by any of the parties for a period of five years prior to the date the demand for arbitration is received by the respondent. The Arbitrator’s conduct shall be governed by the current version of the Code of Ethics for Arbitrators in Commercial Disputes that has been approved and recommended by the AAA and the American Bar Association.

The situs for an arbitration pursuant to this Section shall be as agreed to by the parties, failing which it shall be Hillsborough County, Florida. Each party may submit memoranda and other documentation as it or he deems appropriate to aid the formulation of the Arbitrator’s decision, and request a hearing (which may be conducted in person or telephonically) so as to be able to present oral testimony and argument. A final arbitration decision and award shall be rendered as soon as reasonably possible and, in any event, within 30 business days following appointment of the Arbitrator; provided, however, that if the Arbitrator determines that fairness so requires, such period may be extended by no more than 30 additional days. The Arbitrator shall have the right and power to shorten the length of any notice periods or other time periods provided in the AAA Rules and to implement Expedited Procedures under the AAA Rules in order to ensure that the arbitration process is completed within the time frames provided herein.

The arbitration decision or award shall be reasoned and in writing, and the Arbitrator shall have the right and authority to determine how the decision or award as to each issue and matter in dispute may be implemented or enforced. Any decision or award shall be final and conclusive on the parties, may include an award of damages, and will not be subject to appeal, review or re-examination by a court of the Arbitrator, except for perjury, fraud, manifest clerical error, or evident partiality or other misconduct by the Arbitrator that prejudices the rights of a party. Judgment upon any decision or award may be entered in any court of competent jurisdiction in the State of Florida or elsewhere; and the parties hereto consent to the application by any party in interest to any court of competent jurisdiction for confirmation or enforcement of such decision or award. The Arbitrator shall determine all the costs and expenses of the arbitration, including travel, transcription and photocopying expenses, any costs of obtaining a location for the arbitration hearing, and the fees, costs and expenses of experts, witnesses, the AAA, the Arbitrator, court reporters, and the attorneys of the parties to the Dispute; and shall include in his or her award or decision an allocation for the foregoing fees, costs and expenses between the parties to the Dispute on such basis as the Arbitrator determines to be fair and reasonable under the circumstances, which may take into account the outcome of the arbitration and provide for all those fees, costs and expenses to be allocated to the losing party. Any arbitration held pursuant to the provisions of this Section shall, to the extent not in conflict with the express terms of this Agreement, be governed by the substantive law of the State of Florida. All arbitrations commenced pursuant to this Agreement while any other arbitration hereunder shall be in progress shall be consolidated and heard by the Arbitrator.

Section 16. Governing Law and Time. This Agreement shall be governed by the laws of the State of Florida. Specified times of the day refer to Tampa, Florida time.

Section 17. Counterparts. This Agreement may be executed in any number of counterparts, by means of multiple signature pages each containing less than all required signatures, and by means of facsimile signatures, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If the foregoing correctly sets forth the parties’ understanding, please so indicate in the space provided below for that purpose, whereupon this Agreement will constitute a binding agreement between the Company and the Agent.

FEDERAL TRUST CORPORATION

By:
Gregory E. Smith, Executive Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED this     th day of July 2004, on behalf of the undersigned.

KENDRICK PIERCE SECURITIES, INC.

By:
Russell L. Hunt, President

SALES AGENT AGREEMENT

EXHIBIT C- COMPANY COUNSEL LEGAL OPINION

The opinion of counsel to the Company to be delivered pursuant to Section 9.c.(i) of the Sales Agent Agreement (the “Agreement”) shall be to the effect that:

1. The Company is a corporation organized, existing and with active status under the laws of the state of Florida with the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus. Each of the Subsidiaries is organized, existing and with active status under the laws of its respective jurisdiction of incorporation, with the corporate power and authority to own, lease, and operate its respective properties and conduct its business as described in the Prospectus.

2. The deposit accounts of the Bank are insured by the Savings Association Insurance Fund of the FDIC up to the maximum amount allowable by law, and no proceedings for the termination or revocation of such membership or insurance have been instituted or, to counsel’s knowledge after limited investigation, are pending or threatened.

3. The Company’s single class of authorized capital stock consists of 15,000,000 shares of Common Stock, of which 6,661,813 shares are, immediately preceding the issuance of any Shares, issued and outstanding, all of which have been validly issued, are fully paid and non-assessable, and no shares of Common Stock are currently reserved for issuance upon exercise of stock options previously granted. To counsel’s knowledge after limited investigation, no warrants, options, conversion privileges, preemptive rights, or other rights or agreements to purchase or otherwise acquire or issue any shares of Common Stock or other securities convertible into, or exercisable or exchangeable for, shares of Common Stock exist, and no shares of Common Stock have been issued in violation of such rights or agreements as may have previously existed.

4. The certificates evidencing ownership of the Shares to be delivered to subscribers are in proper form, and, when issued against payment of the agreed consideration therefor, the underlying Shares will be properly authorized and issued, fully paid and non-assessable, free of any preemptive, preferential or other rights to subscribe for or purchase Common Stock, and will be free and clear of any lien, claim, security interest or encumbrance, or of any restriction on transfer imposed by the Company or pursuant to federal or state securities laws or regulations.

5. All offers and sales by the Company of its capital stock before the date hereof were at all relevant times properly registered under or exempt from the registration requirements of the 1933 Act and any applicable state securities law.

6. The Company has the corporate power to execute, deliver and perform the Agreement and to offer, issue, sell and deliver the Shares as provided therein and in the

Prospectus; and the Agreement has been properly authorized, executed and delivered by the Company, constitutes a legally binding obligation of the Company and is enforceable against the Company in accordance with its terms, except in all cases to the extent that (a) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting the enforcement of creditors’ rights and remedies generally, (b) enforceability may be limited by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, (c) the enforceability of the provisions hereof relating to indemnification and contribution may be limited by applicable federal, state, or other securities laws, or the public policy underlying such laws.

7. The Company is not an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

8. The statements set forth in the Prospectus under the captions “Regulation and Supervision” and “Description of Securities”, insofar as they purport to describe the provisions of the laws referred to therein, fairly summarize in all material respects the legal matters described therein.

9. No judicial or regulatory proceeding is pending or, to counsel’s knowledge after limited investigation, has been threatened which questions the Company’s right to offer and sell the Shares by means of the Prospectus.

10. The Registration Statement (except for the financial statements, schedules, notes to financial statements and other financial, accounting and statistical data included therein or omitted therefrom, as to which such counsel need express no opinion) complies as to form and substance in all material respects with all applicable requirements of federal and state securities laws and regulations.

11. No judicial or regulatory proceedings have been instituted to which the Company is a party or of which any material property of the Company is the subject or that would adversely affect the consummation of the transactions contemplated in the Agreement, and counsel has no knowledge after limited investigation of any such proceedings that are threatened or contemplated by governmental authorities or threatened by others.

12. To counsel’s knowledge after limited investigation, no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments are required to be described in the Prospectus other than those described therein, and such instruments as are summarized in the Prospectus are fairly summarized in all material respects.

13. No approval, authorization, consent, registration, qualification or other order of any governmental agency or entity is required in connection with the execution and delivery of the Agreement, the issuance and sale of the Shares, or the consummation by the Company of the transactions contemplated by the Agreement, except any that may be required under the securities laws of the states in which the Shares are offered or sold.

14. The execution and delivery of the Agreement and sale of the Shares, the compliance by the Company with the provisions of the Agreement, and the consummation of the transactions therein contemplated will not conflict with or constitute (a) a breach of, or default under the articles of incorporation or bylaws of the Company; or (b) to counsel’s knowledge after limited investigation, a breach or default under any material contact, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Subsidiary is a party or by which it or any of its properties may be bound, nor will such action result in a violation on the part of the Company of any applicable law, regulation or court decree, except where such breach, default or violation will not have a Material Adverse Effect.

15. In connection with counsel’s participation in the preparation of the Registration Statement, no facts have come to its attention to cause it to believe that the Registration Statement (except for the financial statements, schedules, notes to financial statements and other financial, accounting or statistical data included therein or omitted therefrom, as to which counsel need express no opinion), as of the date of such opinion or at any time prior thereto, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

25